EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
First Pulaski National Corporation
Pulaski, Tennessee

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement Form S-8, (No. 333-29209) of our report dated February 22, 2007, with respect to the consolidated financial statements of First Pulaski National Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/Putman & Hancock

Fayetteville, Tennessee
March 13, 2007